     As filed with the Securities and Exchange Commission on February 26, 1999
                                                                   Reg. No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ----------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                         ----------------------------

                                 DYNATEM, INC.
               (Exact name of Issuer as specified in its charter)

     California                                             95-3627099
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                             23263 Madero, Suite C
                        Mission Viejo, California 92691
                    (Address of principal executive offices)

                         ----------------------------

                             1993 Stock Option Plan
                             1998 Stock Option Plan
                           (Full title of the plans)

                         ----------------------------

                                 Eileen DeSwert
                                   President
                             23263 Madero, Suite C
                        Mission Viejo, California 92691
                    (Name and address of agent for service)
                                 (949) 855-3235
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Steven J. Dunning, Esq.
                        Higham, McConnell & Dunning LLP
                             28202 Cabot, Suite 450
                        Laguna Niguel, California 92677




                                     CALCULATION OF REGISTRATION FEE

============================================================================================================
                                           Proposed maximum
 Title of securities to   Amount to be     offering price per     Proposed aggregate      Amount of
 be registered            registered*      share**                offering price**        registration fee
------------------------------------------------------------------------------------------------------------
Common Stock              375,000          $0.44                  $165,000                $45.87
============================================================================================================

* Plus, in accordance with Rule 416 of the General Rules and Regulations under the Securities Act of 1933 (the "General Rules"), such indeterminate number of additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the 1993 and 1998 Stock Option Plans (collectively, the "Plans").
** Estimated solely for the purpose of determining the amount of the registration fee and, pursuant to Rules 457(c) and 457(h) of the General Rules, based upon the average of the high and low sale prices of the Common Stock as reported on the NASD OTC Electronic Bulletin Board on February 3, 1999. These shares of Common Stock represent the shares issuable under the Plans.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.        Plan Information*

Item 2.        Registrant Information and Employee Plan Annual Information*

               * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.   Incorporation of Documents by Reference

          The following documents filed by Dynatem, Inc. (the "Company") with the Securities and Exchange Commission (the"Commission") are incorporated by reference herein:

          (i) the Company's annual report on Form 10-KSB for the fiscal year ended May 31, 1998; (Commission File No. 0-16250), which report contains certain information incorporated by reference to portions of the Company's definitive proxy statement (the "1998 Proxy Statement") for the Company's October 7, 1998 Annual Meeting of Shareholders consisting of the information in the 1998 Proxy Statement appearing under the headings "Election of Directors" and "Principal Holders of Voting Securities;"

          (ii) the Company's quarterly report on Form 10-QSB for the quarter ended August 30, 1998;

          (iii) the Company's quarterly report on Form 10-QSB for the quarter ended November 30, 1998; and

          (iv) the description of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report subsequently filed by the Company for the purpose of updating that description.

          In addition, any document filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock registered hereunder have been sold or that de-registers all such shares of Common Stock then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          The Articles of Incorporation and the Bylaws of the Company and indemnity agreements entered into between the Company and its directors and officers provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of California, the state of incorporation of the Company.

          Section 317 of the General Corporation Law of the State of California authorizes indemnification by a corporation when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred and amounts paid in such proceeding (including attorneys' fees) if actually and reasonable incurred by him or her in connection therewith.

     If such proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

     The Company maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to the Company.

     The foregoing indemnification provisions are broad enough to encompass certain liabilities of directors and officers of Company under the Securities Act of 1933.

Item 7.   Exemption from Registration Claims

          Not applicable.

Item 8.   Exhibits

          4.1 1993 Stock Option Plan

          4.2 1998 Stock Option Plan

          4.3 Restated Articles of Incorporation*

          4.4 Bylaws, as amended*

          5.1 Opinion of Higham, McConnell & Dunning LLP

          23.1 Consent of Corbin & Wertz

          23.2 Consent of Higham, McConnell & Dunning LLP (included as part of
               Exhibit 5.1)

          24.0 Power of Attorney (included at page II-4)

-----------------------------
* Filed as an Exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1997 and incorporated herein by reference.

Item 9.   Undertakings

          The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (ii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereunder which remain unsold at the termination of the offering.

          The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mission Viejo, State of California, on this 26th day of February, 1999.

                                    DYNATEM, INC.


                                    By:  /s/ Eileen DeSwert
                                         ------------------
                                         Eileen DeSwert
                                         President


                               POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Eileen DeSwert and Harry Cavanaugh, and each of them, his true and lawful attorney in fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates stated.


Signature                                        Title                                      Date
---------                                        -----                                      ----
/s/ Eileen DeSwert        President, Principal Executive Officer and Director          February 26, 1999
-----------------------
Eileen DeSwert


/s/ Harry Cavanaugh       Chairman of the Board and Director                           February 26, 1999
-----------------------
Harry Cavanaugh


/s/ Belen Ramos           Chief Financial Officer, Principal Financial and             February 26, 1999
-----------------------   Accounting Officer
Belen Ramos


/s/ Robert Anslow         Director                                                     February 26, 1999
-----------------------
Robert Anslow


/s/ Richard Jackson       Director                                                     February 26, 1999
-----------------------
Richard Jackson


/s/ Charles Spear         Director                                                     February 26, 1999
-----------------------
Charles Spear


/s/ Costis Toregas        Director                                                     February 26, 1999
-----------------------
Charles Toregas


/s/ Richard Anderson      Director                                                     February 26, 1999
-----------------------
Richard Anderson

                                 EXHIBIT INDEX


Exhibit No.   Description                        Sequential Page Number
-----------   -----------                        ----------------------
  4.1         1993 Stock Option Plan

  4.2         1998 Stock Option Plan

  4.3         Restated Articles of Incorporation*

  4.4         Bylaws, as amended*

  5.1         Opinion of Higham, McConnell & Dunning LLP

  23.1        Consent of Corbin & Wertz

  23.2        Consent of Higham, McConnell & Dunning
              (included as part of Exhibit 5.1)

  24.0        Power of Attorney (included at page II-4)

---------------------------------
* Filed as an Exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1997, and incorporated herein by reference.